UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
(Date of earliest event reported)
November 26, 2008
FROZEN FOOD EXPRESS INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Texas (State or Other Jurisdiction of Incorporation)	1-10006 (Commission File Number)	75-1301831 (IRS Employer Identification No.)
1145 Empire Central Place Dallas, Texas 75247-4309 (Address of Principal Executive Offices)		(214) 630-8090 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Section 7– Regulation FD Disclosure
ITEM 7.01.	Regulation FD Disclosure

On November 26, 2008, we prepared our Third Quarter 2008 Report and posted it on www.fffex.net, which contains financial statements that were previously filed with the SEC on a Form 10-Q for the same period, in addition to certain other information.  In previous quarters, we had printed and mailed ‘hard’ copies of the report to all shareholders by using the United States Postal Service.  For this and foreseeable future reports, we will not be using the Postal Service for all shareholders, but will continue to provide this report by posting it on www.ffex.net .  Persons wishing to receive a hard copy may request one by contacting our investor relations staff at 214-630-8090 or ir@ffex.net .  We have changed our manner of providing these reports to improve the efficiency and reduce the expense of distribution.

The Quarterly Report is furnished, but not filed, as exhibit 99.1 to this Current Report on Form 8-K

  Section 9-Financial Statements and Exhibits
ITEM 9.01.	Financial Statements and Exhibits
(d) EXHIBITS
The following exhibits are filed pursuant to Item 9.01 of Form 8-K.
99.1	Third Quarter 2008 Report

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FROZEN FOOD EXPRESS INDUSTRIES, INC.
Dated: November 26, 2008	By:	/s/ Thomas G. Yetter
Thomas G. Yetter Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Title
99.1	Third Quarter 2008 Report